Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934

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                      OREGON TRAIL FINANCIAL CORP.
                      ----------------------------
         (Name of Registrant as Specified in Its Charter)

                      OREGON TRAIL FINANCIAL CORP.
                      ----------------------------
              (Name of Person(s) Filing Proxy Statement)

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                        OREGON TRAIL FINANCIAL CORP.

                           FOR IMMEDIATE RELEASE
                           ---------------------

         STILWELL SUIT AGAINST OREGON TRAIL DIRECTOR ELMS DISMISSED

Baker City, OR, September 20, 2001 / Oregon Trail Financial Corp. (Nasdaq:OTFC), the holding company for Pioneer Bank, announced today that U.S. District Court Magistrate John Jelderks dismissed Stilwell Associates, L.P.'s suit against Edward Elms and Oregon Trail Financial Corp. The lawsuit alleged that Elms should be removed from the Oregon Trail Board of Directors. The Court's ruling was based in part on Judge Jelderks' finding that the harm alleged by Stilwell was "speculative". With the dismissal of the original suit, the Company agreed to dismiss its counterclaims alleging false and misleading statements in Stilwell's Schedule 13D filings.

Last week Multnomah County Circuit Court Judge Janice Wilson granted summary judgment in favor of director Charles Rouse in Stilwell's lawsuit to remove Mr. Rouse from the Oregon Trail Board. This week's dismissal of the Elms litigation underscores the frivolous nature of both suits. Regrettably, the Company was forced to incur more than $200,000 in costs to successfully defend these directors from Stilwell's meritless suits.

On September 13, 2001, the Company filed a lawsuit against the Stilwell Group and Kevin Padrick (U.S. District Court for the District of Oregon; Civil No. CV01-1346 JE) alleging that the proxy and additional soliciting materials sent and published by the Stilwell Group contain material false and misleading statements. Among the alleged misstatements regarding directors Rouse and Elms were charges of illegal or criminal behavior. A hearing on the Company's Motion for Preliminary Injunction is scheduled for Tuesday, September 25, 2001.

Board Chairman Stephen Whittemore concluded: "We acknowledge Mr. Stilwell's right to nominate and solicit proxies for his candidate to serve on our Board of Directors, but falsely accusing and suing our directors for criminal and illegal behavior is unconscionable. Our hope is that this harassment will stop."

CONTACT:  Berniel L. Maughan, President and CEO, Oregon Trail Financial Corp.,
(541) 523-6327.

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